UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

MARYLAND (Brandywine Realty Trust)	001-9106	23-2413352
DELAWARE (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
On December 27, 2012, Brandywine Realty Trust (the "General Partner"), the sole general partner of Brandywine Operating Partnership, L.P. (the "Operating Partnership"), announced that the Operating Partnership has accepted for purchase $50,284,000 principal amount of the Operating Partnership's outstanding 7.50% Guaranteed Notes due May 15, 2015 (the "2015 Notes"), and $99,571,000 principal amount of the Operating Partnership's outstanding 6.00% Guaranteed Notes due April 1, 2016 (with the 2015 Notes, the "Notes"), pursuant to the Operating Partnership's previously announced cash tender offer for the Notes, which expired at 8:00 a.m., New York City time, on Thursday, December 27, 2012. A copy of the General Partner's press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits
Exhibits

99.1	Brandywine Realty Trust Press Release dated December 27, 2012.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.
Brandywine Realty Trust

By: /s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership L.P.,
By: Brandywine Realty Trust, its sole General Partner

By: /s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: December 27, 2012